SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                               FORM 8-K


                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                  Date of Report:  December 17, 1996





                            MEDIMMUNE, INC.
        (Exact name of registrant as specified in its charter)



                   Commission File Number:  0-19131


          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD        20878
     (Address of principal executive offices)              (Zip Code)



     Registrant's telephone number, including area code (301) 417-0770


             No Exhibits are being filed with this report









                            MEDIMMUNE, INC.
                      Current Report on Form 8-K

ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press releases dated December 13 and 16, 1996.


      MEDIMMUNE ANNOUNCES SECOND U.S. PATENT ISSUED FOR RESPIGAM

Gaithersburg, MD December 13, 1996 -- MedImmune, Inc. (Nasdaq:MEDI) today announced the United States Patent and Trademark Office has issued patent No. 5,582,827 for RespiGam(Respiratory Syncytial Virus Immune Globulin (Human)). The patent, which covers the material composition of RespiGam is the second U.S. patent issued for the product. The patent is owned by Massachusetts Health Research Institute, Inc. and is exclusively licensed to MedImmune. MedImmune also today announced the Commonwealth of Australia Patent Office has granted patent No. 668,092 for the material composition of RespiGam.

"The issuance of this composition of matter patent for RespiGam strengthens MedImmune's proprietary position established both by the previously issued process patent and by Orphan Drug exclusivity granted by the FDA," commented David M. Mott, President and Chief Operating Officer of MedImmune.

RespiGam a polyclonal antibody preparation, is currently being launched in the United States by MedImmune and its partner, American Home Products Corporation (NYSE:AHP), to prevent serious illness caused by respiratory syncytial virus (RSV) in certain high-risk infants. MedImmune has established a collaboration with Baxter Healthcare Corporation (NYSE:BAX) for commercialization of RespiGam outside of North America. RSV is the leading cause of pneumonia and bronchiolitis in infants and children.

Both the U.S. and Australian patents are titled Process of Screening Plasma for Effective Antibody Titers Against Respiratory Syncytial Virus and claim the composition of RespiGam which is an antibody preparation containing an elevated level of neutralizing antibodies against RSV. The first U.S. RespiGam patent No. 5,412,077 issued in 1995 describes a critical component of the process required to produce the antibody preparation from pooled human plasma.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune markets two products through its hospital-based sales force and has six new product candidates in clinical trials. MedImmune is located in Gaithersburg, MD.

This announcement may contain, in addition to historical information, certain forward looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission.



 MEDIMMUNE COMPLETES PATIENT ENROLLMENT IN PHASE 3 TRIAL OF MONOCLONAL
               ANTIBODY FOR RESPIRATORY SYNCYTIAL VIRUS

Gaithersburg, MD, December 16, 1996 -- MedImmune, Inc. (Nasdaq:MEDI) today announced it has completed enrollment of 1,503 patients in a randomized, double-blind, placebo-controlled Phase 3 clinical trial, called IMpact-RSV. The trial is being conducted at 139 medical centers in the United States, Canada and the United Kingdom to evaluate a monoclonal antibody known as MEDI-493 for the prevention of serious respiratory syncytial virus (RSV) disease in certain high-risk infants. The trial began November 15, 1996 and is expected to be completed in May 1997. Results should be available in third quarter 1997. RSV is the leading cause of pneumonia and bronchiolitis in infants and small children.

"We are pleased to have completed patient enrollment ahead of schedule and to have exceeded our targeted total enrollment. These accomplishments are a testament to the diligence and professionalism of the many investigators involved in the trial and to the importance of this potential new therapy for the parents of the 1,503 infants enrolled in the IMpact-RSV trial," commented Wayne T. Hockmeyer, Ph.D., Chairman and Chief Executive Officer.

RSV is the most common cause of lower respiratory infections in infants and children worldwide. In the Northern Hemisphere, RSV outbreaks typically occur during the late fall, winter and early spring. Healthy children and individuals with adequate immune systems often acquire a benign chest cold when infected with RSV. In contrast, premature infants and children with a chronic lung condition called bronchopulmonary dysplasia (BPD) are at increased risk for acquiring severe RSV disease, often requiring hospitalization. In the United States alone, over 90,000 children are hospitalized and 4,500 die from RSV disease annually. The cost of treating a high-risk child hospitalized for RSV can be over $70,000.

MEDI-493 is a humanized monoclonal antibody which binds to a target on the surface of the RSV virus, called the fusion or "F" protein, which is necessary for the virus to infect cells. In laboratory experiments, MEDI-493 has been shown to neutralize the RSV virus and to reduce infection in an animal model. MedImmune has previously tested MEDI-493 in Phase 1 and Phase 2 clinical trials involving approximately 300 patients for both the prevention and treatment of RSV disease. MEDI-493 is administered by intramuscular injection and, consequently, if successfully developed, could be easier to use than MedImmune's first generation product for RSV, RespiGam(Respiratory Syncytial Virus Immune Globulin Intravenous (Human)) which requires a two to four hour intravenous infusion.

The IMpact-RSV trial is designed to evaluate the safety and efficacy of MEDI-493 for the prevention of serious RSV disease in high-risk infants. Children enrolled in the trial were 24 months of age or younger with a diagnosis of BPD, or were 35 weeks gestation or less at birth and six months of age or younger at the time of enrollment. Children were randomized in a 2:1 ratio to receive MEDI-493 (15mg/kg) or placebo by intramuscular injection approximately every 30 days from November to April for a total of up to five injections. The primary endpoint of the trial is the incidence of RSV hospitalization (confirmed by RSV antigen test).

"MEDI-493 provides an opportunity for MedImmune to build on the business which we have begun to establish with our first generation product for RSV, RespiGam," added Dr. Hockmeyer. "Because MEDI-493 is given by intramuscular injection rather than by intravenous infusion, we believe MEDI-493 has the potential to enhance patient care, reduce costs associated with drug administration and improve convenience for parents, physicians and nurses. Taken together, these benefits provide the potential to reach a broader population of children with MEDI-493 than with our first generation product for RSV."

RespiGam is a polyclonal antibody licensed by the FDA in January 1996 for the prevention of serious lower respiratory tract infection caused by RSV in children under 24 months of age with BPD or a history of premature birth (less than or equal to 35 weeks gestation). RespiGam" is the only product demonstrated to be safe and effective in reducing the incidence and duration of RSV hospitalization and the severity of RSV illness in these high-risk infants (Please see full prescribing information). RespiGam is currently being launched by MedImmune in partnership with the Wyeth-Lederle Vaccines and Pediatrics sales force of American Home Products Corporation (NYSE:AHP). MedImmune has established a collaboration with Baxter Healthcare Corporation (NYSE:BAX) for commercialization of RespiGam outside of North America.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune markets two products through its hospital-based sales force and has six new product candidates in clinical trials. RespiGam is manufactured by
Massachusetts Public Health Biologic Laboratories.   MedImmune is
located in Gaithersburg, MD.

This announcement may contain, in addition to historical information, certain forward looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission. MedImmune cautions that the safety and effectiveness of MEDI-493 have not been demonstrated and the outcome of the IMpact-RSV trial cannot be predicted. Substantial risk and uncertainty remain until the trial is concluded and data are known.


                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MEDIMMUNE, INC.
                              Registrant)



Date: December 17, 1996       David M. Mott
                              President and Chief Operating Officer
                              (Principal financial and accounting
                              officer)